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                                                                    EXHIBIT 99.1

PROXY

                                 DAN RIVER INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS

                             ON SEPTEMBER 28, 1998



   The undersigned hereby appoints Joseph L. Lanier, Jr., Barry F. Shea and Harry L. Goodrich, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Dan River Inc. ("Dan River") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on September 28, 1998, at 8:00 a.m., local time, at the offices of King & Spalding, 191 Peachtree Street, 50 Floor, Atlanta, Georgia 30303, or at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Special Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment thereof.



1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of June 28, 1998, as amended August 14, 1998, between Dan River and The Bibb Company ("Bibb"), which provides for the acquisition of Bibb, and the issuance of shares of Dan River Class A Common Stock in connection therewith. If the Merger Agreement is approved, Bibb would be merged with and into Dan River (the "Merger"). The terms of the Merger are described in the accompanying Joint Proxy Statement/Prospectus.


             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                  (continued and to be signed on reverse side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                                  DATE:                   , 1998
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                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  For more than one owner as
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer, if a partnership,
                                                  please sign in the partnership
                                                  name by an authorized person.


PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ON SEPTEMBER 28, 1998. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.